Exhibit 99.1

ReposiTrak, Inc. Declares Quarterly Cash Dividend

SALT LAKE CITY - ReposiTrak, Inc. (NYSE: TRAK), the world's largest food traceability and regulatory compliance network, built upon its proven inventory management and out-of-stock reduction SaaS platform, today declared a quarterly dividend of $0.02 per quarter ($0.08 per share annually) to shareholders of record on March 31, 2026. The cash dividends will be paid to shareholders of record on or about May 15, 2026. Subsequent dividends will be paid within 45 days of each fiscal quarter end.

About ReposiTrak:

ReposiTrak (NYSE: TRAK) provides retailers, suppliers, food manufacturers and wholesalers with a robust solution suite to help reduce risk and remain in compliance with regulatory requirements, enhance operational controls and increase sales with unrivaled brand protection. Consisting of three product families - food traceability, compliance and risk management and supply chain solutions - ReposiTrak's integrated, cloud-based applications are supported by an unparalleled team of experts. For more information, please visit https://repositrak.com.

Forward-Looking Statements:

Any statements contained in this press release that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to ReposiTrak Inc. are intended to identify such forward-looking statements. ReposiTrak may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in our annual report on Form 10-K, our quarterly report on Form 10-Q, and our other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations:

John Merrill, CFO

investor-relations@repositrak.com

or

FNK IR

Rob Fink

646-809-4048